Form 10-K, Exhibit 13
period 2005-12-31
World Monitor Trust III - Series H
filed 2006-04-03
CIK 1345989

Exhibit 13.1

WORLD MONITOR TRUST III – SERIES H

ANNUAL REPORT

December 31, 2005

WORLD MONITOR TRUST III – SERIES H

The financial statements are comprised of Section I, containing the financial statements of World Monitor Trust III – Series H as of December 31, 2005 and 2004, and for the period ended December 31, 2005, and Section II, containing the financial statements of WMT III Series H/J Trading Vehicle LLC as of December 31, 2005 and for the period December 1, 2005 (commencement of operations) to December 31, 2005.

SECTION I

PAGES

Report of Independent Registered Public Accounting Firm – Deloitte & Touche LLP	1

Report of Independent Registered Public Accounting Firm – Arthur F. Bell, Jr. & Associates, L.L.C.	2

Financial Statements
Statements of Financial Condition	3
Statement of Operations	4
Statement of Changes in Unitholders’ Capital	5
Notes to Financial Statements	6 – 12

SECTION II

Financial statements of WMT III Series H/J Trading Vehicle LLC as of December 31, 2005 and for the period December 1, 2005 (commencement of operations) to December 31, 2005.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Managing Owner and Unitholders of

World Monitor Trust III – Series H

We have audited the accompanying statement of financial condition of World Monitor Trust III – Series H (the “Series”) as of December 31, 2005, and the related statements of operations and changes in unitholders’ capital for the year then ended. These financial statements are the responsibility of the Series’ management. Our responsibility is to express an opinion on these financial statements based on our audit. The statement of financial condition as of December 31, 2004 was audited by other auditors whose report dated February 16, 2005 expressed an unqualified opinion on that statement.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Series is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Series’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Series at December 31, 2005, and the results of its operations and the changes in unitholders’ capital for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 29, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholder

World Monitor Trust III – Series H

We have audited the accompanying statement of financial condition of World Monitor Trust III – Series H as of December 31, 2004. This financial statement is the responsibility of World Monitor Trust III – Series H’s management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement of financial condition presentation. We believe that our audit of the statement of financial condition provides a reasonable basis for our opinion.

In our opinion, the statement of financial condition referred to above presents fairly, in all material respects, the financial position of World Monitor Trust III – Series H as of December 31, 2004, in conformity with U.S. generally accepted accounting principles.

/s/ Arthur F. Bell, Jr. & Associates, L.L.C.

Hunt Valley, Maryland February 16, 2005

WORLD MONITOR TRUST III – SERIES H

STATEMENTS OF FINANCIAL CONDITION

December 31, 2005 and 2004

	2005	2004
ASSETS
Cash	$307	$1,000
Investment in WMT III Series H/J Trading Vehicle LLC (100.52% of net asset value)	515,430	0

Total assets	$515,737	$1,000

LIABILITIES
Accrued expenses	$1,234	$0
Service fee payable	875	0
Sales commission payable	437	0
Management fee payable	219	0
Offering costs payable	219	0

Total liabilities	2,984	0

UNITHOLDERS’ CAPITAL
Class I Units:
Unitholders’ – 5,000 and 0 units outstanding, respectively	488,336	0
Managing Owners Interests – 250 and 10 units outstanding, respectively	24,417	1,000

Total unitholders’ capital	512,753	1,000

Total liabilities and unitholders’ capital	$515,737	$1,000

NET ASSET VALUE PER UNIT
Class I	$97.67	$100.00

See accompanying notes.

WORLD MONITOR TRUST III – SERIES H

STATEMENT OF OPERATIONS

For the Period December 1, 2005 (commencement of operations) to December 31, 2005

2005
NET LOSS ALLOCATED FROM WMT III SERIES H/J TRADING VEHICLE LLC:
REVENUES
Realized	$7,791
Change in unrealized	(15,872)
Interest income	1,659

Total revenues	(6,422)

EXPENSES
Brokerage commissions	465
Advisor fee	1,292
Operating expenses	1,391

Total expenses	3,148

NET LOSS ALLOCATED FROM WMT III SERIES H/J TRADING VEHICLE LLC	(9,570)

NET LOSS FROM SERIES OPERATIONS:
REVENUES
Interest income	307

EXPENSES
Management fee	219
Service fee	875
Sales commission	437
Operating expenses	1,234

Total expenses	2,765

NET LOSS FROM SERIES OPERATIONS	(2,458)

NET LOSS	$(12,028)

NET LOSS PER WEIGHTED AVERAGE UNITHOLDER AND MANAGING OWNER UNIT
Net loss per weighted average Unitholder and Managing Owner Unit	$(2.29)

Weighted average number of Units outstanding	5,250

See accompanying notes.

WORLD MONITOR TRUST III – SERIES H

STATEMENT OF CHANGES IN UNITHOLDERS’ CAPITAL

For the Year Ended December 31, 2005

	Class I
	Unitholders		Managing Owner Interests		Total
	Units	Amount	Units	Amount	Units	Amount
Unitholders’ capital at December 31, 2004	0	$0	10	$1,000	10	$1,000
Additions	5,000	500,000	240	24,000	5,240	524,000
Net loss		(11,455)		(573)		(12,028)
Offering costs	0	(209)	0	(10)	0	(219)

Unitholders’ capital at December 31, 2005	5,000	$488,336	250	$24,417	5,250	$512,753

See accompanying notes.

WORLD MONITOR TRUST III – SERIES H

NOTES TO FINANCIAL STATEMENTS

Note 1.	ORGANIZATION

A.	General Description of the Trust

World Monitor Trust III (the “Trust”) is a business trust organized under the laws of Delaware on September 28, 2004. The Trust consists of four separate and distinct series (“Series”): Series G, H, I and J. Series G, H, I and J commenced trading operations on December 1, 2005, and each Series will continue to exist until terminated pursuant to the provisions of Article XIII of the Amended and Restated Declaration of Trust and Trust Agreement. The assets of each Series are segregated from those of the other Series, separately valued and independently managed. Each Series was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts and may, from time to time, engage in cash and spot transactions.

Each Series is initially divided into two classes: the Class I Units and the Class II Units. The Class I and Class II Units are identical except for the applicable service fee charged to each Class. As of December 31, 2005, Class II Units have not been issued.

Effective December 1, 2005, Series H allocated its net assets to WMT III Series H/J Trading Vehicle LLC, (the “Trading Vehicle”) and received a Voting Membership Interest in the Trading Vehicle. The Trading Vehicle was formed to function as an aggregate trading vehicle. The sole members of the Trading Vehicle are Series H and Series J. Preferred Investment Solutions Corp. is the Managing Owner of all Series and has been delegated administrative authority over the operations of the Trading Vehicle. The Trading Vehicle engages in the speculative trading of futures contracts and options on futures contracts. The financial statements of the Trading Vehicle, including the condensed schedule of investments, are included in Section II of these financial statements and should be used in conjunction with Series H’s financial statements.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Trust and each Series are subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity pool, the Trust and each Series are subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust through the Trading Vehicle executes transactions.

C.	The Offering

Up to $37,500,000 Series G, Class I; $12,500,000 Series G, Class II; $37,500,000 Series H, Class I; $12,500,000 Series H, Class II; $18,750,000 Series I, Class I; $6,250,000 Series I, Class II; $281,250,000 Series J, Class I; and $93,750,000 Series J, Class II of Units are being offered (totaling $500,000,000) (“Subscription Maximum”). Interests are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 (and for Series J, $2,000 for certain Benefit Plan Investors (including IRAs)), although the minimum purchase for any single Series is $500. Units are also being sold to the Managing Owner and its affiliates.

WORLD MONITOR TRUST III – SERIES H

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 1.	ORGANIZATION (CONTINUED)

C.	The Offering (Continued)

Initially, the Units for each Series were offered for a period ending November 30, 2005 (“Initial Offering Period”) at $100 per Interest. The Subscription Minimum of $30,000,000 for Series J was reached during the Initial Offering Period permitting all Series G, H, I and J to commence trading operations. Series H completed its initial offering on December 1, 2005 with gross proceeds of $525,000, which was fully allocated to the Trading Vehicle. Until the subscription maximum for each Series is reached, each Series’ Units will continue to be offered on a monthly basis at the then current net asset value per Unit.

D.	Exchanges, Redemptions and Termination

Units owned in one series of the Trust (Series G, H, I and J) may be exchanged, without any charge, for Units of one or more other Series on a monthly basis for as long as Units in those Series are being offered to the public. Exchanges are made at the applicable Series’ then current net asset value per Unit as of the close of business on the last day of the month in which the exchange request is effected. The exchange of Units is treated as a redemption of Units in one Series (with the related tax consequences) and the simultaneous purchase of Units in the other Series. Future redemptions and exchanges will impact the amount of funds available for investment in the Trading Vehicle in subsequent periods.

Redemptions are permitted on a monthly basis. Class I Units redeemed prior to the first anniversary of their purchase will be subject to a redemption charge of up to 2% of the net asset value per Unit at which they were redeemed. Redemption fees are paid to the Selling Agent, Kenmar Securities, Inc. There is no redemption charge associated with the Class II Units.

In the event that the net asset value of a Series, after adjustments for distributions, contributions and redemptions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will automatically terminate.

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of Series H are prepared in accordance with accounting principles generally accepted in the United States of America. Such principles require the Managing Owner to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The weighted average number of Units outstanding was computed for purposes of disclosing net income (loss) per weighted average Unit. The weighted average Units are equal to the number of Units outstanding at period end, adjusted proportionately for Units subscribed and redeemed based on their respective time outstanding during such period.

WORLD MONITOR TRUST III – SERIES H

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

Series H has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, Series H has provided general indemnifications to the Managing Owner, its Trading Advisor and others when they act, in good faith, in the best interests of Series H. Series H is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

Cash represents amounts deposited with clearing brokers, a portion of which are restricted for purposes of meeting margin requirements, which typically range from 0% to 35% of the notional amounts of the derivatives traded, and receives interest on all cash balances held by the clearing brokers at prevailing rates.

B.	Income Taxes

Series H is treated as a partnership for Federal income tax purposes. As such, Series H is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Unitholders including the Managing Owner. Series H may be subject to other state and local taxes in jurisdictions in which it operates.

C.	Investment in WMT III Series H/J Trading Vehicle LLC

The investment in the Trading Vehicle is reported in Series H’s statement of financial condition at fair value. Fair value ordinarily is the value determined for the Trading Vehicle in accordance with the Trading Vehicle’s valuation policies and reported at the time of Series H’s valuation by the management of the Trading Vehicle. Generally, the fair value of Series H’s investment in the Trading Vehicle represents the amount that Series H could reasonably expect to receive from the Trading Vehicle if Series H’s investment were redeemed at the time of valuation, based on information available at the time the valuation was made and that Series H believes to be reliable. Series H records its proportionate share of each item of income and expense from the investment in the Trading Vehicle in the statement of operations.

The accounting policies, including valuation policies, of the Trading Vehicle are contained in the notes to the Trading Vehicle’s financial statements included in Section II of these financial statements.

D.	Profit and Loss Allocations and Distributions

Income and expenses (excluding the service fee) are allocated pro rata to the Class I Units and Class II Units monthly based on the units outstanding during the month. Class I Units are charged with the service fee applicable to such units. Distributions (other than redemptions of units) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the unitholders. The Managing Owner has not and does not presently intend to make any distributions.

WORLD MONITOR TRUST III – SERIES H

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

E.	Offering Costs

Initial offering costs (exclusive of the initial selling fee), totaling $1,436,257, were advanced by the Managing Owner. Such initial offering expenses will be reimbursed by the Series, without interest, in 36 monthly payments during each of the first 36 months of the continuous offering period. The amount of initial offering costs that each Series will reimburse the Managing Owner each month is based on each Series percentage of total Trust net asset value at the beginning of each month. In no event shall the Managing Owner be entitled to reimbursement for such expenses in an aggregate amount in excess of 2.5% of the aggregate amount of all subscriptions accepted by the Trust during the Initial Offering Period and the first 36 months of the continuous offering period.

The Managing Owner also will pay all offering expenses incurred after the Initial Offering Period (“ongoing offering costs”). Such expenses will be allocated among the Series as the Managing Owner determines to be fair and equitable and, each Series will reimburse the Managing Owner, without interest, in up to 36 monthly payments during each of the first 36 months following the month in which such expenses were paid by the Managing Owner.

In no event shall the amount of any payment in any month for reimbursement of initial and ongoing offering costs exceed 0.50% per annum of the Net Asset Value of the Series as of the beginning of such month. The amount of monthly reimbursement due to the Managing Owner is charged directly to unitholders’ capital. During the period December 1, 2005 (commencement of operations) to December 31, 2005, Series H’s calculated offering costs reimbursement exceeded 0.50% per annum of the Net Asset Value of Series H. Series H was only liable for the amount up to the 0.50% per annum limitation.

The Series will only be liable for payment of initial and ongoing offering costs on a monthly basis. If a Series terminates prior to completion of payment of such amounts to the Managing Owner, the Managing Owner will not be entitled to any additional payments, and the Series will have no further obligation to the Managing Owner. The amount of monthly reimbursement due to the Managing Owner is charged directly to unitholders’ capital.

F.	Interest Income

During the period December 1, 2005 (commencement of operations) to December 31, 2005, interest income includes interest earned on subscription monies held in escrow prior to December 1, 2005.

Note 3.	MANAGING OWNER

The Managing Owner of the Trust is Preferred Investment Solutions Corp., which conducts and manages the business of the Trust. The Declaration of Trust and Trust Agreement requires the Managing Owner and or its affiliates to maintain a capital account equal to 1% of the total capital accounts of the Series (subject to a $25,000 minimum per Series).

The Managing Owner is paid a monthly management fee of 1/12 of 0.5% (0.5% annually) of Series H’s net asset value at the beginning of the month.

WORLD MONITOR TRUST III – SERIES H

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 4.	SERVICE FEES AND SALES COMMISSIONS

Series H pays a service fee with respect to Class I Units, monthly in arrears, equal to 1/12 of 2% ( 2% per annum) of the Net Asset Value per unit of the outstanding Class I Units as of the beginning of the month. The service fee is paid directly by Series H to the Selling Agent, Kenmar Securities, Inc., an affiliate of the Managing Owner. The Selling Agent is responsible for paying all commissions owing to the correspondent selling agents, who are entitled to receive from the Selling Agent an initial commission equal to 2% of the initial Net Asset Value per Unit of each Class I Unit sold by them, payable on the date such Class I Units are purchased and, commencing with the 13th month after the purchase of a Class I Unit, an ongoing monthly commission equal to 1/12th of 2% (2% per annum) of the Net Asset Value per Class I Unit as of the beginning of the month of the Class I Units sold by them.

Class II Unitholders are not assessed service fees.

Series H will also pay Kenmar Securities, Inc. a monthly sales commission equal to 1/12 of 1% (1% annually) of the Net Asset Value of the outstanding units as of the beginning of each month.

Note 5.	TRUSTEE

The trustee of the Trust is Wilmington Trust Company, a Delaware banking corporation. The trustee has delegated to the Managing Owner the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.

Note 6.	OPERATING EXPENSES

Operating expenses of Series H are paid for by Series H. However, during the period December 1, 2005 (commencement of operations) to December 31, 2005, the Managing Owner has agreed to pay $19,341 of operating expenses on behalf of Series H.

Note 7.	INVESTMENT IN WMT III SERIES H/J TRADING VEHICLE LLC

Effective December 1, 2005, Series H invested a substantial portion of its assets in the Trading Vehicle. Series H’s investment in the Trading Vehicle represents approximately 4.83% of the net asset value of the Trading Vehicle at December 31, 2005. The investment in the Trading Vehicle is subject to the Organization Agreement of the Trading Vehicle.

Summarized information for this investment is as follows:

	Net Asset Value December 1, 2005	Investments	(Loss)	Redemptions	Net Asset Value December 31, 2005
WMT III Series H/J Trading Vehicle LLC	$0	$525,000	$(9,570)	$0	$515,430

Series H may make additional contributions to, or redemptions from, the Trading Vehicle on a monthly basis.

WORLD MONITOR TRUST III – SERIES H

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8.	MARKET AND CREDIT RISK

Series H’s investment in the Trading Vehicle is subject to the market and credit risks of the futures contracts, options on futures contracts, and other financial instruments held or sold short by the Trading Vehicle. Series H bears the risk of loss only to the extent of the market value of its investment and, in certain specific circumstances, distributions and redemptions received.

Series H has cash on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of cash on deposit may be limited to account insurance or other protection afforded such deposits.

The Managing Owner has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. The Unitholders bear the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

WORLD MONITOR TRUST III – SERIES H

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 9.	FINANCIAL HIGHLIGHTS

The following information presents per unit operating performance data and other supplemental financial data for the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements.

Per Unit Performance (for a unit outstanding throughout the entire period)	Class I
Net asset value per unit at December 1, 2005 (commencement of operations)	$100.00

Loss from operations: (3)
Net realized and change in unrealized loss (1)	(1.54)
Interest income (1)	0.38
Expenses (1)	(1.13)

Total loss from operations	(2.29)

Offering costs (1)	(0.04)

Net decrease for the period December 1, 2005 (commencement of operations) to December 31, 2005	(2.33)

Net asset value per unit at December 31, 2005	$97.67

Total Return (5)
Total return before incentive fee	(2.33)%
Incentive fee	0.00%

Total return after incentive fee	(2.33)%

Supplemental Data
Ratios to average net asset value: (3),(6)
Net investment loss before incentive fee (2)	(9.02)%
Incentive fee (5)	0.00%

Net investment loss after incentive fee	(9.02)%

Interest income	4.49%

Incentive fees (5)	0.00%
Other expenses (4)	13.52%

Total expenses	13.52%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholders’ total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net realized and change in unrealized loss per unit, interest income per unit, expenses per unit and offering costs per unit are calculated by dividing net realized and change in unrealized loss, interest income, expenses and offering costs by the weighted average number of units outstanding during the period.

(2)	Represents interest income less total expenses (exclusive of incentive fees). All components of the net investment loss ratio have been annualized except interest income and operating expenses.

(3)	Includes Series H’s proportionate share of income and expenses from WMT III Series H/J Trading Vehicle LLC.

(4)	All components of the other expenses ratio have been annualized except operating expenses.

(5)	Not annualized.

(6)	If the Trust had borne all its expenses that were reimbursed or waived by the Managing Owner, the annualized expense and net investment loss ratios would be as follows:

Expense ratio	17.20%
Net investment loss before incentive fee	(12.71)%
Incentive fee	0.00%

Net investment loss after incentive fee	(12.71)%

SECTION II

WMT III SERIES H/J TRADING VEHICLE LLC

ANNUAL REPORT

December 31, 2005

WMT III SERIES H/J TRADING VEHICLE LLC

TABLE OF CONTENTS

PAGES
Independent Auditors’ Report	1

Financial Statements

Statement of Financial Condition	2

Condensed Schedule of Investments	3

Statement of Operations	4

Statement of Changes in Members’ Capital (Net Asset Value)	5

Notes to Financial Statements	6 – 11

INDEPENDENT AUDITORS’ REPORT

To the Managing Owner and Members of

WMT III Series H/J Trading Vehicle LLC

We have audited the accompanying statement of financial condition, including the condensed schedule of investments, of WMT III Series H/J Trading Vehicle LLC (the “Trading Vehicle”) as of December 31, 2005, and the related statements of operations and changes in members’ capital (net asset value) for period December 1, 2005 (commencement of operations) to December 31, 2005. These financial statements are the responsibility of the Trading Vehicle’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Trading Vehicle is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trading Vehicle’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2005 financial statements referred to above present fairly, in all material respects, the financial position of WMT III Series H/J Trading Vehicle LLC as of December 31, 2005, and the results of its operations and changes in its members’ capital (net asset value) for the period December 1, 2005 (commencement of operations) to December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

March 29, 2006

WMT III SERIES H/J TRADING VEHICLE LLC

STATEMENT OF FINANCIAL CONDITION

December 31, 2005

ASSETS
Cash in commodity trading accounts	$11,022,502
Net unrealized loss on open futures contracts	(328,519)
Interest receivable	33,259

Total assets	$10,727,242

LIABILITIES
Accrued expenses	$28,800
Commissions payable	3,294
Advisor fee payable	26,738

Total liabilities	58,832

MEMBERS’ CAPITAL (Net Asset Value)
Member H	515,430
Member J	10,152,980

Total members’ capital (Net Asset Value)	10,668,410

Total liabilities and members’ capital	$10,727,242

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

CONDENSED SCHEDULE OF INVESTMENTS

December 31, 2005

Futures Contracts	Net Unrealized Gain (Loss) as a % of Net Asset Value	Net Unrealized Gain (Loss)
Futures contracts purchased:
Commodities	(0.13)%	$(14,296)
Currencies	(2.00)%	(213,075)
Interest rates	0.22%	23,738
Metals	0.13%	13,709
Stock indices	0.10%	10,498

Net unrealized loss on futures contracts purchased	(1.68)%	(179,426)

Futures contracts sold:
Currencies	1.06%	112,658
Interest rates	(2.14)%	(228,391)
Metals	(0.03)%	(2,900)
Stock indices	(0.29)%	(30,460)

Net unrealized loss on futures contracts sold	(1.40)%	(149,093)

Net unrealized loss on futures contracts	(3.08)%	$(328,519)

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

STATEMENT OF OPERATIONS

For the Period December 1, 2005 (commencement of operations) to December 31, 2005

REVENUES
Realized	$161,273
Change in unrealized	(328,519)
Interest income	34,330

Total revenues (losses)	(132,916)

EXPENSES
Brokerage commissions	9,617
Advisor fee	26,738
Operating expenses	28,800

Total expenses	65,155

NET LOSS	$(198,071)

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

STATEMENT OF CHANGES IN MEMBERS’ CAPITAL (NET ASSET VALUE)

For the Period December 1, 2005 (commencement of operations) to December 31, 2005

	Members’ Capital
	Member H	Member J	Total
Balance at December 1, 2005 (commencement of operations)	$0	$0	$0
Additions	525,000	10,341,481	10,866,481
Net loss	(9,570)	(188,501)	(198,071)

Balance at December 31, 2005	$515,430	$10,152,980	$10,668,410

See accompanying notes.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS

Note 1.	ORGANIZATION

A.	General Description of the Trading Vehicle

WMT III Series H/J Trading Vehicle LLC (the “Trading Vehicle”) is a limited liability company organized under the laws of Delaware on March 10, 2005 which will terminate on December 31, 2054 unless terminated sooner under the provisions of the Organization Agreement. The Trading Vehicle commenced trading operations on December 1, 2005. The Trading Vehicle was formed to engage in the speculative trading of a diversified portfolio of futures contracts and options on futures contracts. Preferred Investment Solutions Corp. (“Preferred”) is the Managing Owner of the Trading Vehicle. The Trading Vehicle currently consists of two members: World Monitor Trust III – Series H (“Member H”) and World Monitor Trust III – Series J (“Member J”) (collectively, the “Members”). Preferred is also the Managing Owner of each of the Members. Upon making the initial capital contribution, each Member received Voting Membership Interests.

The Trading Vehicle is a Member managed limited liability company that is not registered in any capacity with, or subject directly to regulation by the Commodity Futures Trading Commission or the United States Securities and Exchange Commission.

B.	The Trading Advisor

The Trading Vehicle entered into an advisory agreement with Bridgewater Associates, Inc. (the “Trading Advisor”) to make the trading decisions for the Trading Vehicle. The Trading Advisor manages approximately 100% of the assets of the Trading Vehicle pursuant to its Aggressive Pure Alpha Futures Only – A, No Benchmark program.

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Accounting

The financial statements of the Trading Vehicle are prepared in accordance with accounting principles generally accepted in the United States of America, which require the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Commodity futures transactions are reflected in the accompanying statement of financial condition on the trade date. Net unrealized gain or loss on open contracts (the difference between contract trade price and market price) is reflected in the financial statements in accordance with Financial Accounting Standards Board Interpretation No. 39 – “Offsetting of Amounts Related to Certain Contracts.” The market value of futures (exchange-traded) contracts is based upon the closing quotation on the various futures exchanges on which the contract is traded. Any change in net unrealized gain or loss during the current period is reported in the statement of operations. Realized gains and losses on commodity transactions are recognized in the period in which the contracts are closed.

Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

A.	Basis of Accounting (Continued)

The Trading Vehicle has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, “Statement of Cash Flows – Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.”

Consistent with standard business practices in the normal course of business, the Trading Vehicle has provided general indemnifications to its Trading Advisor and others when they act, in good faith, in the best interests of the Trading Vehicle. The Trading Vehicle is unable to develop an estimate of the maximum potential amount of future payments that could potentially result from any hypothetical future claim, but expects the risk of having to make any payments under these general business indemnifications to be remote.

B.	Income Taxes

The Trading Vehicle is treated as a partnership for Federal income tax purposes. As such, the Trading Vehicle is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the Members. The Trading Vehicle may be subject to other state and local taxes in jurisdictions in which it operates.

C.	Capital Accounts

The Trading Vehicle accounts for subscriptions, allocations and redemptions on a per member capital account basis.

The Trading Vehicle allocates profits and losses to its Members monthly on a pro rata basis based on each Member’s pro rata capital in the Trading Vehicle during the month. Distributions (other than redemptions of capital) may be made at the sole discretion of the Members on a pro rata basis in accordance with the Members’ respective capital balances. The Trading Vehicle does not presently intend to make any distributions.

D.	Foreign Currency Transactions

The Trading Vehicle’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than U.S. dollars are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income currently.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 3.	MANAGEMENT AND INCENTIVE FEES

The Trading Vehicle pays the Trading Advisor a monthly management fee equal to 1/12 of 3.0% (3.0% annually) of the Trading Vehicle’s allocated assets determined as of the close of business on the last day of each month. For purposes of determining the management fee, any distributions, redemptions or reallocation of assets made as of the last day of each month shall be added back to the assets and there shall be no reduction for (i) the management fees calculated or (ii) any accrued but unpaid incentive fees due the Trading Advisor.

Additionally, the Trading Vehicle pays the Trading Advisor an incentive fee of 20% (the “Incentive Fee”) of “New High Net Trading Profits” (as defined in the Advisory Agreement). The incentive fee accrues monthly and is paid quarterly. The Trading Advisor did not earn an incentive fee for the period December 1, 2005 (commencement of operations) to December 31, 2005.

Note 4.	OPERATING EXPENSES

Operating expenses of the Trading Vehicle are paid for by the Trading Vehicle.

Note 5.	DEPOSITS WITH BROKER

The Trading Vehicle deposits funds with UBS Securities LLC to act as broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements of approximately 0% to 35% are satisfied by the deposit of cash with such broker. The Trading Vehicle earns interest income on assets deposited with the broker.

Note 6.	SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS

Additional investments in the Trading Vehicle can be made at any time subject to the terms of the Organization Agreement.

The Trading Vehicle is not required to make distributions, but could do so at the discretion of the Members. A Member can request and receive redemption of capital at any time, subject to the terms in the Organization Agreement.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7.	DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS

The Trading Vehicle is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of the Trading Vehicle’s investment activities (credit risk).

A.	Market Risk

Trading in futures contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of the Trading Vehicle’s net assets being traded, significantly exceeds the Trading Vehicle’s future cash requirements since the Trading Vehicle intends to close out its open positions prior to settlement. As a result, the Trading Vehicle is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, the Trading Vehicle considers the “fair value” of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with the Trading Vehicle’s commitments to purchase commodities is limited to the gross or face amount of the contract held. However, when the Trading Vehicle enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices or settle in cash. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes the Trading Vehicle to unlimited risk.

Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effect among the derivative instruments the Trading Vehicle holds and the liquidity and inherent volatility of the markets in which the Trading Vehicle trades.

B.	Credit Risk

When entering into futures contracts, the Trading Vehicle is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with the particular exchange. In general, a clearinghouse is backed by its corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. The amount at risk associated with counterparty non-performance of all of the Trading Vehicle’s contracts is the net unrealized gain included in the statement of financial condition; however, counterparty non-performance on only certain of the Trading Vehicle’s contracts may result in greater loss than non-performance on all of the Trading Vehicle’s contracts. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to the Trading Vehicle.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 7.	DERIVATIVE INSTRUMENTS AND ASSOCIATED RISKS (CONTINUED)

B.	Credit Risk (Continued)

The Managing Owner attempts to minimize both credit and market risks by requiring the Trading Vehicle and its Trading Advisor to abide by various trading limitations and policies. Preferred monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among the Trading Vehicle, Preferred and the Trading Advisor, the Trading Vehicle shall automatically terminate the Trading Agreement, if the net asset value allocated to the Trading Advisor declines as of the end of any business day by at least 40% from the value at the beginning of any calendar year or since the effective date of the Advisory Agreement. The decline in net asset value is after giving effect for distributions, subscriptions and redemptions.

The Trading Vehicle’s futures commission merchant, in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission (“CFTC”) regulations to separately account for and segregate as belonging to the Trading Vehicle all assets of the Trading Vehicle relating to domestic futures trading and is not allowed to commingle such assets with its other assets. At December 31, 2005, such segregated assets totaled $10,857,532. Part 30.7 of the CFTC regulations also requires the Trading Vehicle’s futures commission merchant to secure assets of the Trading Vehicle related to foreign futures trading which totaled $(163,549) at December 31, 2005.

As of December 31, 2005, all open futures contracts mature between February and December 2006.

WMT III SERIES H/J TRADING VEHICLE LLC

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

Note 8.	FINANCIAL HIGHLIGHTS

The following information presents the financial highlights of the Trading Vehicle for the period December 1, 2005 (commencement of operations) to December 31, 2005. This information has been derived from information presented in the financial statements.

Total return (1)

Total return before incentive fee	(1.82)%
Incentive fee	0.00%

Total return after incentive fee	(1.82)%

Ratios to average net asset value:
Expenses prior to incentive fee (2)	7.20%
Incentive fee (1)	0.00%

Total expenses and incentive fee	7.20%

Net investment loss (2), (3)	(3.40)%

Total returns and ratios to average net asset value are calculated for Members’ capital taken as a whole. An individual Member’s total return and ratios may vary from the above return and ratios based on the timing of additions and redemptions.

(1)	Not annualized.
(2)	Annualized.
(3)	Represents interest income less total expenses (exclusive of incentive fee).

Note 9.	SUBSEQUENT EVENT

Effective January 1, 2006, additions of $2,525,900 were made to the Trading Vehicle by Member J.